AS FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION ON JULY __, 1995                 REGISTRATION NO. __________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                             ____________________


                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ____________________


                           THE LUBRIZOL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            OHIO                                      34-0367600
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

        29400 LAKELAND BOULEVARD
              WICKLIFFE, OHIO                         44092-2298
(Address of Principal Executive Offices)              (Zip Code)

                             ____________________


                           THE LUBRIZOL CORPORATION
                  EMPLOYEES' PROFIT SHARING AND SAVINGS PLAN
                           (Full Title of the Plan)

                            _____________________


                           LESLIE M. REYNOLDS, ESQ.
                           THE LUBRIZOL CORPORATION
                           29400 LAKELAND BOULEVARD
                         WICKLIFFE, OHIO  44092-2298
                   (Name and Address of Agent for Service)

         Telephone Number, Including Area Code, of Agent for Service:
                                (216) 943-4200


                       CALCULATION OF REGISTRATION FEE
================================================================================================================================
         Title of                                         Proposed maximum          Proposed maximum             Amount of
     securities to be            Amount to be            offering price per        aggregate offering           registration
       registered(1)              registered                  share(2)                  price(2)                   fee(2)
- --------------------------------------------------------------------------------------------------------------------------------
 Common Shares without
 par value........                 1,400,000                  $36.5625                 $51,187,500               $17,650.87
================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)    Based on the average of high and low prices of securities of the same class on the New York Stock Exchange on July 13, 1995, pursuant to Rule
       457(h) under the Securities Act of 1933.
================================================================================================================================

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
- ------------------------------------------------

      The Lubrizol Corporation (the "Company") incorporates by reference into this registration statement the following documents:

      (a)(1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

      (a)(2) The Annual Report on Form 11-K for the nine-month transition period ended December 31, 1994 for the Company's Employees' Stock Purchase and Savings Plan (the predecessor to the Company's Employees' Profit Sharing and Savings Plan).

      (b)(1) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995.

      (b)(2)   The Company's Current Report on Form 8-K dated June 15, 1995.

      (c) The description of the common shares without par value of the Company contained in Item 2 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1991.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities
- ----------------------------------

      Not applicable.


Item 5.  Interests of Named Experts and Counsel
- -----------------------------------------------

      Not applicable.


Item 6.  Indemnification of Directors and Officers
- --------------------------------------------------

      The Regulations of the Company provide that the Company shall indemnify any present or former director or officer of the Company against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that said person was such director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

      Ohio Revised Code Section 1701.13 permits indemnification of such persons with respect to such matters, other than an action by or in the right of the Company, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the Company, such Ohio Revised Code section permits indemnification of such persons against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the settlement or defense of such action if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company, subject to certain exceptions, including an exception for a matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company, unless the court in which such action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      Each director and officer of the Company is a party to an indemnification agreement with the Company, which agreement provides that the Company will indemnify such officer or director against expenses, including, without limitation, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any claim against such officer or director arising out of such person's being an officer or director the Company, to the full extent provided by (i) the Company's bylaws, regulations or Articles of Incorporation, as in effect on the date of the agreement or at the time expenses are incurred,
(ii) Ohio law or the law governing the Company at the time the expenses are incurred, or (iii) insurance maintained by the Company, at the option of such officer or director. The Company has also agreed to maintain directors' and officers' liability insurance so long as such insurance is available on a basis acceptable to the Company, and to advance funds for expenses, provided the officer or director agrees to reimburse the Company if such officer or director is ultimately found not to be entitled to such indemnifications.

      The Company maintains insurance policies that insure the Company's directors and officers against certain liabilities (excluding fines and penalties imposed by law) which might be incurred by them in such capacities and insure the Company for amounts which may be paid by it (up to the limits of such policies) to indemnify the directors and officers covered by the policies.


Item 7.
- -------

      Not applicable.

Item 8.  Exhibits
- -----------------

      (4)(a) Article Fourth of Amended Articles of Incorporation of The Lubrizol Corporation, as adopted September 23, 1991. (Reference is made to Exhibit (3)(a) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which
               Exhibit is incorporated herein by reference.)

      (4)(b) Rights Agreement between The Lubrizol Corporation and National City Bank dated October 6, 1987. (Reference is made to Exhibit
               (4)(c) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which Exhibit is incorporated herein by reference.)

      (4)(c) Amendment to Rights Agreement dated October 6, 1987, between The Lubrizol Corporation and National City Bank, effective October 24, 1988. (Reference is made to Exhibit (4)(d) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which Exhibit is incorporated herein by reference.)

      (4)(d) Special Rights Agreement between The Lubrizol Corporation and National City Bank dated October 31, 1988. (Reference is made to Exhibit (4)(e) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which Exhibit is incorporated herein by reference.)

      (4)(e) Amendment No. 2 to Rights Agreement dated October 6, 1987, as amended, between The Lubrizol Corporation and National City Bank, effective October 28, 1991. (Reference is made to Exhibit
               (4)(f) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which Exhibit is incorporated herein by reference.)

      (4)(f) Amendment No. 1 to Special Rights Agreement dated October 31, 1988, between The Lubrizol Corporation and National City Bank, effective October 28, 1991. (Reference is made to Exhibit
               (4)(g) to The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which Exhibit is incorporated herein by reference.)

      (5)(a) No opinion of counsel as to the legality of the securities being registered is filed herewith since such securities are not expected to be original issuance securities.

      (5)(b) Determination Letter dated June 19, 1995 of the Internal Revenue Service regarding the qualification under Section 401 of the Internal Revenue Code of The Lubrizol Corporation Employees' Profit Sharing and Savings Plan.

      (23)(a)  Consent of Deloitte & Touche LLP.

      (24)     Powers of attorney.


Item 9.  Undertakings
- ---------------------

      (a)  The Company hereby undertakes:

           (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of its annual report pursuant to section 13(a) or section 15(d) of the Exchange Act, and each filing of the plan's annual report pursuant to section 15(d) of the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on July 18, 1995.

                                THE LUBRIZOL CORPORATION


                                By:   /s/ R. A. Andreas
                                      -----------------------------------------
                                      R. A. Andreas, Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 1995.

                 Signature                              Title
                 ---------                              -----
                 *L. E. Coleman                    Chairman of the Board,
- ---------------------------------------------      Chief Executive Officer
                  L. E. Coleman                    and Director (Principal
                                                   Executive Officer)

                 *R. A. Andreas                    Vice President and Chief
- ---------------------------------------------      Financial Officer (Principal
                  R. A. Andreas                    Financial Officer)

                 *G. L. Lieb                       Controller, Accounting and
- ---------------------------------------------      Financial Reporting
                  G. L. Lieb                       (Principal Accounting Officer)

                 *W. G. Bares                      President, Chief Operating
- ---------------------------------------------      Officer and Director
                  W. G. Bares

                 *Edward F. Bell                   Director
- ---------------------------------------------
                  Edward F. Bell

                 *Peggy Gordon Elliott             Director
- ---------------------------------------------
                  Peggy Gordon Elliott

                 Signature                                  Title
                 ---------                                  -----
                 *Gordon D. Harnett                         Director
- ---------------------------------------------------
                  Gordon D. Harnett


                 *David H. Hoag                             Director
- ---------------------------------------------------
                  David H. Hoag


                 *Thomas C. MacAvoy                         Director
- ---------------------------------------------------
                  Thomas C. MacAvoy


                 *William P. Madar                          Director
- ---------------------------------------------------
                  William P. Madar


                 *Richard D. Miller                         Director
- ---------------------------------------------------
                  Richard D. Miller


                 *Ronald A. Mitsch                          Director
- ---------------------------------------------------
                  Ronald A. Mitsch


                 *Renold D. Thompson                        Director
- ---------------------------------------------------
                  Renold D. Thompson


                 *Karl E. Ware                              Director
- ---------------------------------------------------
                  Karl E. Ware



*By:     /s/ L. M. Reynolds
         ------------------------------------------
         L. M. Reynolds, Attorney-in Fact

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wickliffe, State of Ohio, on July 18, 1995.


                                       THE LUBRIZOL CORPORATION EMPLOYEES'
                                       PROFIT SHARING AND SAVINGS PLAN

                                       By:  Employee Benefits Administrative
                                              Committee, Plan Administrator

                                        By:  /s/ R. A. Andreas
                                             ----------------------------------
                                             R. A. Andreas

                                 EXHIBIT INDEX
                                 -------------
Exhibit
Number                                  Exhibit
- -------                                 -------
(4)(a)           Article Fourth of Amended Articles of Incorporation of The Lubrizol
                 Corporation, as adopted September 23, 1991.  (Reference is made to
                 Exhibit (3)(a) to The Lubrizol Corporation's Annual Report on Form
                 10-K for the year ended December 31, 1993, which Exhibit is incorporated herein by reference.)

(4)(b)           Rights Agreement between The Lubrizol Corporation and National City
                 Bank dated October 6, 1987.  (Reference is made to Exhibit (4)(c) to
                 The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which Exhibit is incorporated herein by reference.)

(4)(c)           Amendment to Rights Agreement dated October 6, 1987, between The
                 Lubrizol Corporation and National City Bank, effective October 24,
                 1988.  (Reference is made to Exhibit (4)(d) to The Lubrizol
                 Corporation's Annual Report on Form 10-K for the year ended December
                 31, 1993, which Exhibit is incorporated herein by reference.)

(4)(d)           Special Rights Agreement between The Lubrizol Corporation and
                 National City Bank dated October 31, 1988.  (Reference is made to
                 Exhibit (4)(3) to The Lubrizol Corporation's Annual Report on Form
                 10-K for the year ended december 31, 1993, which Exhibit is incorporated herein by reference.)

(4)(e)           Amendment No. 2 to Rights Agreement dated October 6, 1987, as amended, between The Lubrizol Corporation and National City Bank, effective October 28, 1991.  (Reference is made to Exhibit (4)(f) to
                 The Lubrizol Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which Exhibit is incorporated herein by reference.)

(4)(f)           Amendment No. 1 to Special Rights Agreement dated October 31, 1988, between The Lubrizol Corporation and National City Bank, effective
                 October 28, 1992.  (Reference is made to Exhibit (4)(g) to The Lubrizol
                 Corporation's Annual Report on Form 10-K for the year ended December 31,
                 1993, which Exhibit is incorporated herein by reference.)

(5)(a)           No opinion of counsel as to the legality of the securities being registered is filed herewith since such securities are not expected to be original issuance securities.

(5)(b) Determination Letter dated June 19, 1995 of the Internal Revenue Service regarding the qualification under Section 401 of the Internal Revenue Code of The Lubrizol Corporation Employees' Profit Sharing and Savings Plan.

(23)(a)          Consent of Deloitte & Touche LLP.

(24)             Powers of attorney.